UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 17, 2019

ACTUANT CORPORATION
(Exact name of Registrant, as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

N86 W12500 WESTBROOK CROSSING
MENOMONEE FALLS, WISCONSIN 53051

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (262) 293-1500

Former name or address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.20 per share	ATU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2019, Actuant Corporation (the “Company”) and André L. Williams, the Company’s Executive Vice President, Global Human Resources, entered into a Retirement Agreement and Release (the “Retirement Agreement”) to provide the terms of Mr. Williams’s retirement as an officer and employee of the Company. Pursuant to the Retirement Agreement, Mr. Williams will retire as an officer of the Company and its subsidiaries on September 1, 2019. The Retirement Agreement provides that, to facilitate the transition of his responsibilities as Executive Vice President, Global Human Resources, Mr. Williams will thereafter continue as an employee, at his same base salary rate and continuation of certain benefits (including the payment of annual bonus for the fiscal year ending August 31, 2019 consistent with his existing short-term incentive award), until December 31, 2019, at which time he will retire as an employee. The Retirement Agreement provides that, subject to his compliance with the terms of the Retirement Agreement, following his retirement as an employee Mr. Williams is to be paid a separation payment of $627,050, less applicable tax withholding. The Retirement Agreement also provides for the vesting of certain outstanding equity awards granted by the Company to Mr. Williams and limited other benefits. In the Retirement Agreement, Mr. Williams agreed to certain employee non-solicitation and non-competition obligations, in addition to the existing obligations with respect to those matters under outstanding agreements between the Company and Mr. Williams. The Retirement Agreement also includes provisions with respect to confidentiality, non-disparagement and ongoing assistance obligations of Mr. Williams and the release of claims by Mr. Williams. The Company does not intend to replace Mr. Williams’ role as it evaluates its structure in light of the announced agreement to sell its EC&S segment.

The foregoing descriptions of the Retirement Agreement is qualified by the full terms of the Retirement Agreement, which is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit
Number	Description
10.1	Retirement Agreement and Release dated as of July 17, 2019 between Actuant Corporation and André L. Williams

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2019

ACTUANT CORPORATION

/s/ Fabrizio Rasetti
Fabrizio Rasetti Executive Vice President, General Counsel and Secretary